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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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

NAME                                        STATE OF INCORPORATION
----                                        ----------------------

Aaron Investment Company                    Delaware
Aaron Rents, Inc. Puerto Rico               Commonwealth of Puerto Rico

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